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                                                                   EXHIBIT 21.1
                        SUBSIDIARIES OF THE REGISTRANT
                             AS OF JULY 31, 1997

FULL NAME OF SUBSIDIARY                                 PLACE OF INCORPORATION
-----------------------                                 ----------------------

LASON SYSTEMS, INC.                                     MICHIGAN, USA

AMERICAN MICRO IMAGE, INC.                              FLORIDA, USA

AUTOMATED ENTERPRISES, INC.                             VIRGINIA, USA

CHURCHILL COMMUNICATIONS CORPORATION                    NEW YORK, USA

CORPORATE COPIES, INC.                                  VIRGINIA, USA

DELAWARE LEGAL COPY, INC.                               DELAWARE, USA

GREAT LAKES MICROGRAPHICS CORPORATION                   MICHIGAN, USA

IMAGE CONVERSION SYSTEMS, INC.                          ILLINOIS, USA

INFORMATION & IMAGE TECHNOLOGY OF AMERICA. INC.*        FLORIDA, USA

MICRO-PRO, INC.                                         NEW YORK, USA

MP SERVICES, INC.                                       NEW YORK, USA

NATIONAL REPRODUCTIONS CORP.                            MICHIGAN, USA

PREMIER COPY GROUP, INC.                                GEORGIA, USA



*D/B/A LASON SYSTEMS, INC. - SOUTHEAST